Results of Shareholder Meeting (Unaudited)
At the Special Meeting of Shareholders held on October 19, 2001, all items were passed. The final results are as follows: Item 1. To elect a board of trustees.

                                          Number of Shares

Nominee                            For               Withhold Authority
Jeffrey L. Shames                  71,664,318.461      1,208,970.416
John W. Ballen                     71,673,501.529      1,199,787.348
Lawrence H. Cohn, M.D.             71,654,050.921      1,219,237.956
The Hon. Sir J. David Gibbons, KBE 71,516,703.547      1,356,585.330
William R. Gutow                   71,670,748.727      1,202,540.150
J. Atwood Ives                     71,677,422.810      1,195,866.067
Abby M. O'Neill                    71,536,934.845      1,336,354.032
Lawrence T. Perera                 71,676,405.453      1,196,883.424
William J. Poorvu                  71,687,881.122      1,185,407.755
Arnold D. Scott                    71,683,937.903      1,189,350.974
J. Dale Sherratt                   71,666,017.116      1,207,271.761
Elaine R. Smith                    71,670,667.281      1,202,621.596
Ward Smith                         71,531,325.594      1,341,963.283
Item 2. To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.
Number of Shares
For 54,717,430.382
Against 2,270,076.229
Abstain 1,315,629.266
Broker Non-votes 14,570,153.000
Item 3. To amend, remove or add certain fundamental investment policies.

Number of Shares
For 54,980,141.483
Against 1,825,769.856
Abstain 1,497,224.538
Broker Non-votes 14,570,153.000

Item 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.
Number of Shares
For 70,208,418.774
Against 1,397,052.222
Abstain 1,267,817.881
Item 5. To approve a new management fee.
Number of Shares
For 53,114,372.900
Against 3,404,913.679
Abstain 1,783,849.298
Broker Non-votes 14,570,153.000
Item 6. To ratify the selection of the independent public accountants for the current fiscal year.
Number of Shares
For 71,041,806.086
Against 859,802.598
Abstain 971,680.193